UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2009

Calypte Biomedical Corporation
(Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

16290 S.W. Upper Boones Ferry Road, Portland, Oregon 97224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

N/A

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c)           On January 5, 2009, Calypte Biomedical Corporation (the “Company”) reappointed Donald N. Taylor, 55, as its President and Chief Executive Officer and Chief Financial Officer, effective immediately.

As disclosed in the Company's current report on Form 8-K filed with the Commission on June 18, 2008, Mr. Taylor was recommended to the Board of Directors by Marr Technologies BV("Marr Technologies BV"), an affiliate of the Company and the Company’s largest stockholder, holding approximately 19.8% of the Company’s outstanding common stock, and his employment as President and Chief Executive Officer of the Company commenced on June 16, 2008, upon Marr Technologies BV's commitment to exercise warrants to purchase shares of the Company's common stock.  As previously disclosed, the Company and Mr. Taylor mutually agreed to terminate Mr. Taylor's employment agreement and his employment, effective December 5, 2008.  Initially, Mr. Taylor will not receive any compensation for his employment.

Since February 2007, Mr. Taylor has served as, and will continue to serve as, Chief Executive Officer of Swivel Secure Ltd., a United Kingdom-based company providing tokenless authentication software and primarily owned by The Marr Group, which is an affiliate of Marr Technologies BV. From February 2005 through January 2007, Mr. Taylor served as Chief Executive Officer and consultant of Globaleye Network Intelligence Ltd, a United Kingdom-based technology company supplying intelligent closed circuit television security software.  From April 2004 through September 2004, Mr. Taylor served as Chief Executive Officer and consultant of Internet Sheriff Technology Ltd., an Australia-based technology company supplying web filtering security software.  From March 2001 through December 2003, Mr. Taylor served as Chief Executive Officer of Clearswift Limited, a United Kingdom-based technology company supplying e-mail content filtering software.  Mr. Taylor, a United States citizen, holds a Bachelor of Arts degree with honors in History from Williams College in Williamstown, Massachusetts.  He also received a diploma from Columbia University’s School of Business Executive Program in International Management.

Item7.01	Regulation FD Disclosure.

As previously disclosed, the Company has substantially reduced its workforce in order to conserve cash and continue its day-to-day operations at a minimal level.  The Company's cash resources are insufficient to continue its operations through the near-term and, given the current market price of its common stock, the Company has insufficient authorized shares of common stock available to raise sufficient capital to continue operations.  The Company does not have any definitive agreements with respect to additional financing or a strategic opportunity, and there is no assurance that any such financing or strategic opportunity will be available to the Company on acceptable terms, or at all.  If such additional financing is not available to the Company when required or is not available to the Company on acceptable terms, or the Company is unable to arrange a suitable strategic opportunity, the Company will be in significant financial jeopardy and the Company may be unable to continue its operations at current levels, or at all.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 9, 2009

Calypte Biomedical Corporation

By:	/s/Donald N. Taylor
Donald N. Taylor
President and Chief Executive Officer